UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2007

PARMASTERS GOLF TRAINING CENTERS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-119715

(Commission File Number)

**-*******

(IRS Employer Identification No.)

2640 Tempe Knoll Drive North Vancouver BC V6C 1V5

(Address of principal executive offices and Zip Code)

604.908.0233

(Registrant's telephone number, including area code)

Quorum Ventures, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 15, 2007, we completed a merger with our subsidiary Parmasters Golf Training Centers, Inc. As a result, we have changed our name from “Quorum Ventures, Inc.” to “Parmasters Golf Training Centers, Inc.” We changed the name of our company to better reflect the direction and business of our company.

In addition, effective June 15, 2007 we have effected a seven point eight (7.8) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 585,000,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 7,050,000 shares of common stock to 54,990,000 shares of common stock.

Item 7.01.	Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on June 15, 2007 under the new stock symbol “PGFT”. Our new CUSIP number is 70175 T 10 8.

Item 9.01.	Financial Statements and Exhibits.

99.1        Articles of Merger filed with the Secretary of State of Nevada on May 30, 2007 and which is effective June 11, 2007.

99.2        Certificate of Change filed with the Secretary of State of Nevada on May 31, 2007 and which is effective June 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARMASTERS GOLF TRAINING CENTERS, INC.

/s/ Steve Bolton

Steve Bolton

President, Director, CEO

CW1269808.1